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                                                                     EXHIBIT 4.2


                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                        OF NIPSCO CAPITAL MARKETS, INC.

     The undersigned, being all of the directors of NIPSCO Capital Markets, Inc., an Indiana corporation ("Capital"), in lieu of holding a special meeting of the Board of Directors of Capital, hereby adopt the following resolutions by unanimous written consent pursuant to Section 23-1-34-2 of the Indiana Business Corporation Law.

     WHEREAS, the Board of Directors of Capital has previously authorized the filing of a Registration Statement with the Securities and Exchange Commission, jointly with NIPSCO Industries, Inc. ("Industries"), to register the offering and sale of Capital's unsecured subordinated debt securities in an aggregate principal amount of up to $75,000,000 and Industries' obligations pursuant to the Support Agreement, dated as of April 4, 1989, as amended, between Industries and Capital; and

     WHEREAS, the Board of Directors of Capital has authorized the execution and delivery, by and on behalf of Capital, of an Indenture among Capital, Industries, and Chemical Bank, as trustee (the "Trustee"), providing for the issuance from time to time of Capital's subordinated debt securities; and

     WHEREAS, Capital and Industries have filed with the Securities and Exchange Commission a Registration Statement on Form S-3, Registration No. 33-65285 (the "Registration Statement"), registering the offer and sale of such subordinated debt securities; and

     WHEREAS, the Board of Directors desires to establish, pursuant to Section 301 of the Indenture, a series of subordinated debt securities to be issued pursuant to the Indenture and offered and sold under the Registration Statement;

     NOW THEREFORE BE IT RESOLVED by the Board of Directors as follows:

     1. Capital hereby establishes, pursuant to Section 301 of the Indenture, a series of subordinated debt securities as follows (capitalized terms not defined in these resolutions having the meaning given to them in the Indenture):

     (a) Such subordinated debt securities shall be designated the "Junior Subordinated Deferrable Interest Debentures, Series A" (the "Series A Debentures").

     (b) The aggregate principal amount at maturity of the Series A Debentures that may be authenticated and delivered under the Indenture (except for Series A Debentures that may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Debentures pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) shall not be in excess of $75,000,000.

     (c) The Series A Debentures shall mature thirty years from the date of issuance or from such other date reasonably before or after the date of issuance (the "Issue Date") as may be approved by the Treasurer of Capital at the time of pricing of the Series A Debentures, such
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approval to be conclusively evidenced by the delivery of a Company Order to the
Trustee pursuant to Section 303 of the Indenture reflecting such Issue Date.

     (d) Each Series A Debenture shall bear interest at a rate per annum to be approved by the Treasurer of Capital at the time of the pricing of the Series A Debentures, such approval to be conclusively evidenced by the delivery of a Company Order to the Trustee pursuant to Section 303 of the Indenture reflecting such interest rate (the "Interest Rate"). Each Series A Debenture shall bear interest on the unpaid principal of such Series A Debenture from the Issue Date until such principal becomes due and payable and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Interest Rate, compounded quarterly. Subject to the provisions of paragraph (f), below, interest shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "Interest Payment Date"), commencing March 31, 1996, to the person in whose name such Series A Debenture is registered on the Regular Record Date for such Interest Payment Date. The Regular Record Date for Series A Debentures issued in the form of one or more Global Securities shall be the close of business on the Business Day next preceding an Interest Payment Date; provided, however, that if the Series A Debentures are no longer represented by one or more Global Securities, the Company may select a Regular Record Date for each payment of interest which shall be any date at least one Business Day before an Interest Payment Date.

     (e) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 30-day month. In the event that any date on which interest is payable on the Series A Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (f) Capital shall have the right at any time, and from time to time, during the term of the Series A Debentures, so long as an Event of Default has not occurred and is not continuing, to defer payments of interest on the Series A Debentures by extending the interest payment period for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"). At the end of such Extended Interest Payment Period, Capital shall pay all interest then accrued and unpaid (together with interest thereon, compounded quarterly at the Interest Rate, to the extent permitted by applicable law) to the Holders of the Series A Debentures in whose names the Series A Debentures are registered in the Security Register on the first Regular Record Date after the end of the Extended Interest Payment Period. Prior to the termination of any such Extended Interest Payment Period, Capital may further extend such period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, shall not exceed 20 consecutive quarters or extend beyond the maturity of the Series A Debentures. Upon the termination of any Extended Interest Payment Period and the payment of all accrued and unpaid interest then due, Capital may commence a new Extended Interest Payment Period, subject to the terms set forth in the Indenture and this paragraph. No interest shall be due and payable

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during an Extended Interest Payment Period except at the end thereof, other than with respect to a Series A Debenture redeemed by Capital pursuant to paragraph
(i), below.

     (g) Capital shall give the Trustee and the Holders of the Series A Debentures notice of its selection of an Extended Interest Payment Period ten Business Days prior to the earlier of (i) the next Interest Payment Date or (ii) the date upon which Capital is required to give notice to the Holders of the Series A Debentures (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such related interest payment. The quarter in which any notice is given pursuant to this paragraph shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period.

     (h) The principal of each Series A Debenture and premium, if any, and interest thereon shall be payable at the office of the Paying Agent, in the Borough of Manhattan, The City of New York. Chemical Bank shall initially be appointed as Paying Agent.

     (i) Capital shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice, on or after such date or dates and at a redemption price or redemption prices equal to such percentage or percentages of the principal amount of the Series A Debentures as may be approved by the Treasurer of Capital at the time of the pricing of the Series A Debentures, such approval to be conclusively evidenced by the delivery of a Company Order to the Trustee pursuant to Section 303 of the Indenture reflecting such redemption date or redemption dates and redemption price or redemption prices. If less than all of the Series A Debentures are to be redeemed, the particular Series A Debentures to be redeemed shall be selected, not more than 60 days prior to the redemption date, pro rata or by lot or by any other method that the Trustee shall deem fair and appropriate; provided, however, that if at the time of redemption, the Series A Debentures are registered as a Global Security, the Depositary shall determine by lot the principal amount of such Series A Debentures held by each Holder to be redeemed.

     (j) Capital shall have no obligation to redeem or purchase the Series A Debentures pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof.

     (k) The Series A Debentures shall be issued in the form of one or more Global Securities, which will have an aggregate principal amount equal to that of the Series A Debentures, and shall be deposited with, or on behalf of, The Depository Trust Company, as Depositary. A Global Security shall be exchangeable for Series A Debentures registered in the names of persons other than the Depositary or its nominee only under the circumstances described in
Section 305 of the Indenture. Any Series A Debenture issued in certificated form pursuant to Section 305 of the Indenture shall be in such denominations or integral multiples thereof as may be approved by the Treasurer of Capital at the time of the pricing of the Series A Debentures, such approval to be conclusively evidenced by the delivery of a Company Order to the Trustee pursuant to Section 303 of the Indenture reflecting such denominations.

     (l) No payments of additional amounts in respect of taxes or similar charges withheld or deducted from the Series A Debentures will be made to any United States Alien pursuant to Section 301(16) of the Indenture.

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     (m) The Series A Debentures shall contain such other terms, conditions and provisions not provided for in these or prior resolutions of the Board of Directors as the Treasurer of Capital may approve, such approval to be conclusively evidenced by the delivery to the Trustee of a Company Order specifying such terms, conditions and provisions pursuant to Section 303 of the Indenture.

     2. The form of debenture for the Series A Debentures, in substantially the form included in the Registration Statement, and the terms and conditions set forth therein are hereby approved and authorized in all respects, with such changes therein as the officer executing such Series A Debentures shall determine, and such Series A Debentures shall be executed for and on behalf of Capital by any one of the Chairman of the Board, the President, any Vice President, or the Treasurer, and attested to by the Secretary or any Assistant Secretary, either by original or facsimile signature.

     3. Within the limitations specified in these resolutions, the Chairman of the Board, the President or a Vice President and the Treasurer (or any Assistant Treasurer, the Comptroller, any Assistant Comptroller, the Corporate Secretary or any Assistant Corporate Secretary of Capital designated by the Treasurer) is hereby authorized to deliver to the Trustee an Officers' Certificate establishing the Series A Debentures provided for herein and all other terms specified by Section 301 of the Indenture and to issue one or more Company Orders, determining therein all terms and provisions of the Series A Debentures as provided for in these resolutions and the Officers' Certificate.

     4. Subject to the Registration Statement having been declared effective and to the continuance of such effectiveness in full force and effect, the Chairman, the President, any Vice President and the Treasurer of Capital are hereby authorized to issue and sell the Series A Debentures on terms and conditions consistent with these resolutions, the Indenture and the Registration Statement.

     5. The officers of Capital are hereby authorized, directed and empowered to do and perform and to cause to be done and performed all acts and things, and to execute and file such documents and instruments as may be necessary, convenient or appropriate and to pay all such charges and expenses as may be necessary to carry into effect the financing program herein contemplated and to carry into effect the various resolutions adopted by the Board of Directors with respect to this financing program.

Dated: January 5, 1996


 /s/ Stephen P. Adik                     /s/ Gary L. Neale
___________________________________    _______________________________________
     Stephen P. Adik                         Gary L. Neale


 /s/ John W. Dunn                        /s/ Jerry M. Springer
___________________________________    _______________________________________
     John W. Dunn                            Jerry M. Springer


 /s/ Patrick J. Mulchay
___________________________________
     Patrick J. Mulchay

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